JOINT FILER INFORMATION
                            -----------------------


NAME: Viking Global Performance LLC

ADDRESS:  55 Railroad Avenue
          Greenwich, CT 06830

DESIGNATED FILER: Alexander J. Denner

ISSUER: Imclone Systems Inc.

DATE OF EVENT REQUIRING STATEMENT: May 2, 2006

SIGNATURE:

VIKING GLOBAL PERFORMANCE LLC



/s/ O. Andreas Halvorsen
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